UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	May 21, 2008

GE Capital Credit Card Master Note Trust

RFS Holding, L.L.C.

GE Money Bank

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor
as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-107495 333-107495-02	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (GE Capital Credit Card Master Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

777 Long Ridge Road Building B, 3rd Floor Stamford, Connecticut	06927
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6669
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into Material Definitive Agreements.

On May 22, 2008, GE Capital Credit Card Master Note Trust (the “Trust”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”) entered into the Fifth Amendment to Master Indenture, a copy of which is filed with this Form 8-K as Exhibit 4.1, pursuant to which the Trust and the Indenture Trustee amended certain provisions of the Master Indenture, dated as of September 25, 2003, between the Trust and the Indenture Trustee.

On May 21, 2008, GE Money Bank and RFS Holding, L.L.C. entered into the Fourth Amendment to Receivables Sale Agreement, a copy of which is filed with this Form 8-K as Exhibit 4.2, pursuant to which GE Money Bank and RFS Holding, L.L.C. amended certain provisions of the Receivables Sale Agreement, dated as of June 27, 2003, between GE Money Bank and RFS Holding, L.L.C.

On May 22, 2008, pursuant to an Instrument of Resignation, Appointment and Acceptance and Third Amendment to Servicing Agreement (the “RSAA”), a copy of which is filed with this Form 8-K as Exhibit 4.3, GE Money Bank resigned, and General Electric Capital Corporation was appointed, as “Servicer” under the Servicing Agreement, dated as of June 27, 2003 between the Trust and GE Money Bank (as amended, the “Servicing Agreement”).  In conjunction with such appointment, also on May 22, 2008, General Electric Capital Corporation, as servicer, entered into a Sub-Servicing Agreement (the “Sub-Servicing Agreement”), substantially in the form of Exhibit 4.16 of Amendment No. 2 to Form S-3  filed June 14, 2006 under file number 333-130030.

On May 21, 2008, the Trust and RFS Holding, L.L.C. entered into the Sixth Amendment to Transfer Agreement, a copy of which is filed with this Form 8-K as Exhibit 4.4, pursuant to which the Trust and RFS Holding, L.L.C. amended certain provisions of the Transfer Agreement, dated as of September 25, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, the Second Amendment to Transfer Agreement, dated as of June 17, 2004, the Third Amendment to Transfer Agreement, dated as of November 21, 2004, the Fourth Amendment to Transfer Agreement, dated as of August 31, 2006, and the Fifth Amendment to Transfer Agreement, dated as of December 21, 2006, between the Trust and RFS Holding, L.L.C.

Item 6.02.              Change of Servicer or Trustee.

As of May 22, 2008, the Trust entered into the RSAA whereby GE Money Bank resigned as “Servicer” and General Electric Capital Corporation was appointed as “Servicer” under the Servicing Agreement.  Also on May 22, 2008, General Electric Capital Corporation and GE Money Bank entered into the Sub-Servicing Agreement pursuant to which GE Money Bank agreed to provide services as requested by General Electric Capital Corporation in connection with the servicing of the receivables pursuant to the Servicing Agreement.  Prior to the servicing transfer on May 22, 2008, General Electric Capital Corporation had acted as sub-servicer for GE Money Bank.  There is not expected to be a material change in the respective services provided by GE Money Bank and General Electric Capital Corporation to the Trust as a result of the servicing transfer.  Because General Electric Capital Corporation was previously acting as a servicer for the Trust in its capacity as “sub-servicer”, the information required by Item 1108(b)

through (d) of Regulation AB regarding General Electric Capital Corporation was previously disclosed in the Prospectus dated June 20, 2007 filed pursuant to Rule 424(b)(5) on June 22, 2007.  No fees will be payable by the Trust in connection with the servicing transfer.  The servicing transfer will enable GE Money Bank to reduce its servicing liability to the Trust and allow it to diversify its funding sources.

Item 9.01.           Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.

Exhibit No.	Document Description

4.1	Fifth Amendment to Master Indenture, dated as of May 22, 2008, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas

4.2	Fourth Amendment to Receivables Sale Agreement, dated as of May 21, 2008, between GE Money Bank and RFS Holding, L.L.C.

4.3

Instrument of Resignation, Appointment and Acceptance and Third Amendment to Servicing Agreement, dated as of May 22, 2008, between GE Capital Credit Card Master Note Trust, GE Money Bank and General Electric Capital Corporation

4.4	Sixth Amendment to Transfer Agreement, dated as of May 21, 2008, between GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 27, 2008	RFS Holding, L.L.C., as depositor

	By:	/s/ Ravi Ramanujam
	Name:	Ravi Ramanujam
	Title:	Vice President